Exhibit 99.1

Alaska Communications Systems Reports Fourth Quarter and Full Year 2012 Results

- Full Year Revenue of $367.8 million, exceeded guidance -

- Full Year EBITDA of $121.8 million, exceeded guidance -

- Full year Free Cash Flow of $33.0 million, at high end of guidance -

- Full year Business and Wholesale Revenue increased 8.0% -

- De-levering continues with $19.5 million of repayments of long term debt for the year -

ANCHORAGE, Alaska--(BUSINESS WIRE)--February 28, 2013--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its fourth quarter and full year ended December 31, 2012.

“We are pleased with our performance this year. We generated strong growth in business and wholesale revenues. Ending the year at the high end of guidance for free cash flow, with our debt balances declining for the first time in three years, is also an indication of our progress.

“Looking ahead, we expect continued top line growth in the business and wholesale segment, solid free cash flow performance and significant deleveraging with the successful closing of the Alaska Wireless Network (“AWN”) transaction. Our investments in sales and service, product and network, and process improvements provide the platform for future growth. The AWN transaction is a defining transaction for Alaska Communications as it de-risks our wireless business, provides a predictable path for further deleveraging and builds shareholder value over time. These are all elements of our business plan in action, giving us confidence in our future.

“Growing demand for our core broadband product, the trust our customers have in the reliability of our products and network and the local service provided by our employees will drive our continued performance to our business plan,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: Fourth Quarter 2012 Compared to Fourth Quarter 2011

  Revenues of $95.1 million increased by $7.6 million, or 8.7%, from $87.5 million in the prior year.
    Business and wholesale revenue increased by $3.7 million, or 14.0%. We benefited from a non-recurring equipment sale in the fourth quarter 2012 of $1.4 million.
    Consumer revenue increased by $0.3 million, or 2.8%.
    Wireless revenue increased by $4.9 million, or 16.2%.
    Access and CETC revenue declined, as expected by $1.3 million, or 5.9%.
    Broadband revenue as a percentage of total service revenue was 47%, compared to 42% in the prior year.
  Adjusted EBITDA of $33.3 million increased by $2.5 million, or 8.2%, from $30.8 million in the prior year.
    Cost of services and sales increased by $1.9 million, or 5.6%, which was impacted by a non-recurring equipment sale and a $0.5 increase in wireless equipment and device costs.
    Selling, general & administrative, excluding AWN transaction related costs of $1.1 million compared to $0.5 million in the prior year, increased by $2.8 million, or 12.1%, resulting primarily from increased sales and customer service costs.

Metric Highlights: Fourth Quarter 2012 Compared to Third Quarter 2012

  Wireless subscribers decreased by 5,958 to 115,017. We conducted a recertification of all of our Lifeline customers to verify that they continue to meet the FCC’s recently revised eligibility criteria. Because of that effort, our wireless Lifeline enrollment decreased by 3,115 connections or 24.5% of our lifeline customer base. We were also impacted by the delay in availability of the iPhone 5 relative to our competition.
  Wireless average monthly retail service revenue per subscriber (“ARPU”) increased by 2.3% to $52.96.
  Business broadband connections increased to 19,202 from 19,063 and business broadband ARPU increased to $153.59 from $150.58.
  Consumer broadband connections increased to 38,760 from 38,491 and consumer broadband ARPU increased to $42.53 from $39.90.
  Consumer access lines declined to 55,823 from 57,483.
  Business access lines decreased to 80,852 from 81,330.

“Alaska Communications continues to target free cash flow for debt reduction, with debt net of cash and short term investments at $536.5 million and our leverage ratio for the twelve months ended December 31, 2012 at 4.4x. Because our operating results in 2013 will be impacted by the timing of the AWN transaction, we are delaying providing full year 2013 guidance until we have established a firm closing date. The AWN transaction will result in approximately $65.0 million of debt pay downs at closing, and our Adjusted EBITDA following close will reflect the preferred distribution that we expect to generate from AWN,” said Wayne Graham, Alaska Communications chief financial officer.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern time to discuss the results. Parties in the United States and Canada can access the call at 1-800-762-8779. Parties outside the United States and Canada can access the call at 1-480-629-9645. The live webcast of the conference call will be accessible from the “Events Calendar” section of the company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, March 7, 2013, at midnight Eastern time. To hear the replay, parties in the United States and Canada can call 1-800-406-7325 and enter pass code 4593495. Parties outside the United States and Canada can call 1-303-590-3030 and enter pass code 4593495.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (Nasdaq: ALSK) is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced broadband solutions for businesses and consumers in Alaska. The Alaska Communications network includes the most advanced wireline and wireless broadband and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

Adjusted EBITDA, as defined by the Company, may not be similar to Adjusted EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that Adjusted EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in costs associated with capital investments, interest, stock-based compensation expense and AWN transaction costs that are not directly attributable to the underlying performance of the Company's operations. Management believes the most directly comparable GAAP measure would be Net cash provided by operating activities.

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS' control. Such factors include, without limitation, Verizon’s entry into the Alaska market, Universal Service Fund reforms, our ability to consummate the AWN transaction and AWN’s subsequent financial and operational performance, the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers' provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company's relationships with large carrier or enterprise customers or its roaming partners; changes in revenue from universal service funds; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS' business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

				Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Operating revenues	$95,075	$87,472	$367,829	$349,314

Operating expenses:
Cost of services and sales	36,798	34,852	148,400	135,732
Selling, general & administrative	26,942	23,577	107,316	91,962
Depreciation and amortization	13,035	15,049	51,487	58,559
(Gain) loss on disposal of assets, net	(528)	25	(2,668)	(565)
Total operating expenses	76,247	73,503	304,535	285,688

Operating income	18,828	13,969	63,294	63,626

Other income and expense:
Interest expense	(10,367)	(9,456)	(39,570)	(38,271)
Loss on extinguishment of debt	(252)	-	(575)	(13,445)
Interest income	12	8	43	34
Other	-	-	-	174
Total other income and expense	(10,607)	(9,448)	(40,102)	(51,508)

Income before income tax expense	8,221	4,521	23,192	12,118

Income tax benefit (expense)	602	(2,277)	(5,783)	(11,646)

Net income	$8,823	$2,244	$17,409	$472

Net income per share:
Net income applicable to common shares	$8,823	$2,244	$17,409	$472
Tax-effected expense attributable to convertible notes	1,767	-	-	$-
Net income assuming dilution	$10,590	$2,244	$17,409	$472

Basic	$0.19	$0.05	$0.38	$0.01
Diluted	$0.18	$0.05	$0.38	$0.01

Weighted average shares outstanding:
Basic	45,677	45,229	45,553	45,103
Diluted	58,920	45,485	45,878	45,417

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2012	2011

Current assets:
Cash and cash equivalents	$16,839	$20,490
Restricted cash	3,875	4,956
Short-term investments	2,050	-
Accounts receivable-trade, net of allowance of $6,231 and $5,788	39,713	36,986
Materials and supplies	9,409	5,412
Prepayments and other current assets	5,566	4,920
Deferred income taxes	8,301	6,596
Total current assets	85,753	79,360

Property, plant and equipment	1,463,320	1,428,597
Less: accumulated depreciation and amortization	(1,052,459)	(1,023,360)
Property, plant and equipment, net	410,861	405,237

Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	10,558	9,515
Deferred income taxes	69,049	72,814
Equity method investment	2,028	2,060
Other assets	3,510	3,154
Total assets	$614,727	$605,108

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Current portion of long-term obligations	$21,628	$30,930
Accounts payable, accrued and other current liabilities	56,378	48,919
Advance billings and customer deposits	8,970	9,218
Total current liabilities	86,976	89,067

Long-term obligations, net of current portion	533,772	538,624
Other long-term liabilities	28,662	28,340
Total liabilities	649,410	656,031
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, $.01 par value; 145,000 authorized	458	453
Additional paid in capital	144,377	144,631
Accumulated deficit	(170,279)	(187,688)
Accumulated other comprehensive loss	(9,239)	(8,319)
Total stockholders' equity (deficit)	(34,683)	(50,923)

Total liabilities and stockholders' equity (deficit)	$614,727	$605,108

				Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash Flows from Operating Activities:
Net income	$8,823	$2,244	$17,409	$472
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	13,035	15,049	51,487	58,559
Gain on ineffective hedge adjustment	(231)	-	(231)	-
Amortization of debt issuance costs and debt discount	1,593	1,400	5,975	12,907
Amortization of ineffective hedge	292	-	292	-
Stock-based compensation	888	1,268	3,550	3,888
Deferred income taxes	(614)	2,911	5,771	11,646
Provision for uncollectible accounts	752	865	2,588	2,333
Distributions in excess of earnings from equity method investment	13	-	-	-
Other non-cash income, net	(333)	183	(2,375)	(109)
Changes in operating assets and liabilities	3,928	(2,390)	(110)	(10,615)
Net cash provided by operating activities	28,146	21,530	84,356	79,081

Cash Flows from Investing Activities:
Capital expenditures	(17,887)	(18,102)	(54,206)	(50,179)
Capitalized interest	(565)	(596)	(1,961)	(1,982)
Change in unsettled capital expenditures	2,922	5,368	(2,726)	4,425
Proceeds on sale of assets	693	-	3,616	2,665
Return of capital from equity investment	32	-	32	-
Net change in short-term investments	(2,050)	-	(2,050)	-
Change in unsettled acquisition costs	(90)	(224)	(90)	(224)
Net change in non-current investments	-	-	-	529
Net change in restricted accounts	2,152	85	1,081	(44)
Net cash used by investing activities	(14,793)	(13,469)	(56,304)	(44,810)

Cash Flows from Financing Activities:
Repayments of long-term debt	(10,222)	(1,408)	(19,477)	(104,146)
Proceeds from the issuance of long-term debt	-	-	-	120,000
Debt issuance costs	(3,167)	-	(3,167)	(4,448)
Payment of cash dividend on common stock	(2,286)	(9,736)	(9,117)	(38,818)
Payment of withholding taxes on stock-based compensation	(6)	(13)	(249)	(2,043)
Proceeds from issuance of common stock	128	159	307	358
Net cash used by financing activities	(15,553)	(10,998)	(31,703)	(29,097)

Change in cash and cash equivalents	(2,200)	(2,937)	(3,651)	5,174

Cash and cash equivalents, beginning of period	19,039	23,427	20,490	15,316

Cash and cash equivalents, end of period	$16,839	$20,490	$16,839	$20,490

Supplemental Cash Flow Data:
Interest paid	$11,356	$9,952	$36,155	$34,367
Income tax paid (refunded)	$12	$(127)	$(12)	$(127)

Supplemental Non-cash Transactions:
Property acquired under capital leases	$1,459	$64	$1,435	$1,905
Dividend declared, but not paid	$-	$2,268	$-	$2,268
Additions to ARO asset	$54	$370	$132	$488

				Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net cash provided by operating activities	$28,146	$21,530	$84,356	$79,081
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	(13,035)	(15,049)	(51,487)	(58,559)
Amortization of debt issuance costs and debt discount	(1,593)	(1,400)	(5,975)	(12,907)
Amortization of ineffective hedge	(292)	-	(292)	-
Gain on ineffective hedge adjustment	231	-	231	-
Stock-based compensation	(888)	(1,268)	(3,550)	(3,888)
Deferred income taxes	614	(2,911)	(5,771)	(11,646)
Provision for uncollectible accounts	(752)	(865)	(2,588)	(2,333)
Distributions in excess of earnings from equity method investment	(13)	-	-	-
Other non-cash income, net	333	(183)	2,375	109
Changes in operating assets and liabilities	(3,928)	2,390	110	10,615
Net income	$8,823	$2,244	$17,409	$472
Add (subtract):
Interest expense	10,367	9,456	39,570	38,271
Loss on extinguishment of debt	252	-	575	13,445
Interest income	(12)	(8)	(43)	(34)
Depreciation and amortization	13,035	15,049	51,487	58,559
Gain on sale of long-term investments	-	-	-	(174)
(Gain) loss on disposal of assets	(528)	25	(2,668)	(565)
Income tax (benefit) expense	(602)	2,277	5,783	11,646
Stock-based compensation	888	1,268	3,550	3,888
Gift of services	-	-	-	(51)
Return of capital from equity investment	32	-	32	-
Distributions in excess of earnings from equity method investment	13	-	-	-
AWN transaction related costs	1,080	500	6,126	500

Adjusted EBITDA	$33,348	$30,811	$121,821	$125,957

Less:
Incurred capital expenditures	(17,887)	(18,102)	(54,206)	(50,179)
AWN transaction related capital costs	1,238	-	1,580	-
Cash interest expense	(11,356)	(9,952)	(36,155)	(34,367)
Free cash flow	$5,343	$2,757	$33,040	$41,411

Revenue	$95,075	$87,472	$367,829	$349,314

Adjusted EBITDA Margin	35.1%	35.2%	33.1%	36.1%

Note: In an effort to provide investors with additional information regarding the Company's results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, provisions for taxes, depreciation expense, gain or loss on asset purchases or disposals, gift of services, earnings of equity investments in excess of or less than cash distributions, AWN Transaction related costs, amortization of intangibles and stock-based compensation expense, and including return of capital from equity investment, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues. Additionally, the Company has disclosed Free cash flow as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“Incurred capital expenditures”) less cash interest expense, less non recurring capital items we have incurred to preliminarily establish infrastructure with AWN (“AWN non recurring capital expenditures”). These measures are provided because the Company believes they are important indicators regarding our ability to make principle payments on debt and fund working capital. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are not GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

				Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE MIX
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Operating revenues:	2012	2011	2012	2011
Business and wholesale
Retail service revenue
Voice	$5,796	$6,038	$23,842	$25,613
Broadband	8,815	8,042	33,972	30,658
Equipment sales	1,927	502	2,855	1,265
Wholesale and other	13,347	11,628	47,790	42,879
Total business and wholesale revenue	29,885	26,210	108,459	100,415

Consumer
Retail service revenue
Voice	4,508	5,023	18,968	21,001
Broadband	4,928	4,292	18,398	17,011
Equipment sales	40	45	166	193
Other	416	267	1,386	1,062
Total consumer revenue	9,892	9,627	38,918	39,267
Wireless
Retail service revenue
Voice	12,199	13,257	49,431	53,553
Broadband	6,522	5,552	24,414	20,928
Equipment sales	1,421	1,343	6,015	5,665
Foreign roaming	14,110	9,341	55,105	38,934
Other	1,054	887	4,281	4,257
Total wireless revenue	35,306	30,380	139,246	123,337

Access and CETC
CETC	5,064	5,653	20,733	26,871
High cost support	5,182	5,094	20,223	21,103
Switched, special and other access	9,746	10,508	40,250	38,321
Total access and CETC	19,992	21,255	81,206	86,295

Total revenues	$95,075	$87,472	$367,829	$349,314

Revenue Mix:
Business and wholesale	31%	30%	29%	29%
Consumer	10%	11%	11%	11%
Wireless	37%	35%	38%	35%
Access and CETC	21%	24%	22%	25%

Retail Service Revenue % of Total Revenues	45%	48%	46%	48%
Broadband % of Total Service Revenue	47%	42%	45%	41%

Note: Broadband contains the following dial-up revenue:
Three months ended December 31, 2012: $86 Consumer and $23 Business.
Three months ended December 31, 2011: $114 Consumer and $28 Business.
Twelve months ended December 31, 2012: $384 Consumer and $101 Business.
Twelve months ended December 31, 2011: $512 Consumer and $121 Business.

			Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2012	2012	2011

Voice:
Consumer access lines	55,823	57,483	62,507
Business access lines	80,852	81,330	83,055

Voice ARPU consumer	$26.53	$26.65	$26.52
Voice ARPU business	$23.82	$24.34	$24.07

Broadband:
Consumer connections	38,760	38,491	38,743
Business connections	19,202	19,063	19,143

ARPU consumer	$42.53	$39.90	$36.52
ARPU business	$153.59	$150.58	$140.37

Wholesale lines	20,007	20,782	23,063

Wireless:
Postpaid connections	100,910	107,220	107,530
Prepaid connections	14,107	13,755	10,029
Total	115,017	120,975	117,559

Retail wireless ARPU	$52.96	$51.79	$53.54
Wireless broadband ARPU	$20.92	$19.70	$17.17

Churn:

Voice access lines	1.4%	1.4%	1.4%
Broadband connections	2.1%	2.2%	2.6%
Wireless connections	3.7%	2.0%	2.2%

Wireless equipment subsidy	$2,666	$2,608	$2,264

Note: Broadband contains the following dial-up connections:
December 31, 2012: 2,184 Consumer and 451 Business.
September 30, 2012: 2,339 Consumer and 458 Business.
December 31, 2011: 2,831 Consumer and 529 Business.

CONTACT:
Alaska Communications Systems Group, Inc.
Wayne Graham, Chief Financial Officer, 907-564-7756
investors@acsalaska.com